Exhibit 99.1
                            CIGMA METALS CORPORATION

NEWS RELEASE 03-2006                                                May 16, 2006

                                                                Trading Symbols:
                                                           The Pink Sheets: CGMV
                                                     FRANKFURT: C9K.FSE, C9K.ETR

                                  NEWS RELEASE
                                  ------------

Cigma Metals Corporation HAS BEEN NOTIFIED THAT THE NASD HAS NOT COMPLETED ITS REVIEW OF THE MATERIALS SUBMITTED BY THE COMPANY IN CONNECTION WITH ITS
PREVIOUSLY ANNOUNCED TWO FOR ONE FORWARD STOCK SPLIT. THE COMPANY ANTICIPATES THAT THE NASD REVIEW WILL BE COMPLETED WITHIN THE NEXT TEN (10) DAYS.

Coolum  Beach, Queensland, Australia, - May 16, 2006 - (The Pink Sheets: "CGMV";
FRANKFURT: "C9K.FSE", "C9K.ETR") Cigma Metals Corporation has been notified that the NASD has not completed its review of the materials submitted by the Company in connection with its previously announced two for one forward stock split. The Company anticipates that the NASD review will be completed within the next ten
(10)  days.

On April 7, 2006, Cigma's Board of Directors approved a 2:1 stock split effective May 15, 2006 (the "Effective Date") to increase the total number of issued and outstanding common shares of the Company such that each Shareholder will receive two new Shares for one old Share upon completion of the Split. The Company believes a 2:1 stock split will enhance the liquidity and marketability of the common shares and make the common shares accessible to a wider range of investors.

Following the NASD review and its declaration of the action effective, each share of the Company's issued and outstanding common stock on the Effective Date of May 15, 2006 (the "PRE-SPLIT SHARES") shall be automatically converted and split into 2 shares of the common stock (the "POST-SPLIT SHARES"). Each certificate representing Pre-Split Shares of common stock shall be deemed to represent a number of shares of Post-Split Shares of common stock equal to the number of shares of Pre-Split Shares common stock formerly represented by such certificate multiplied by two (2) until such certificate has been exchanged for a certificate or certificates representing the Post-Split Shares of common stock.

Cigma is a mineral exploration Company focusing on its interest in two mineral exploration licences located in the Tomsk Oblast Region, of the, Russian Federation, whose stock trades under the symbol "CGMV" on The Pink Sheets in the United States of America, and under the symbols "C9K.FSE" and "C9K.ETR" on the Frankfurt Stock Exchange in Germany.

For  Further  information,  please  call  Lars  Pearl
Phone:       (+61) 411-156-177
Address:     1 Edith Place, Coolum Beach, Queensland, 4573 Australia

ON  BEHALF  OF  THE  BOARD

"Lars  Pearl"

Lars  Pearl
President  and  Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects,"


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"plans,"  "intends,"  "anticipates,"  "believes,"  "estimates,"  "predicts,"
"potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.